Exhibit 99.1 Press Release dated October 19, 2015

Citizens First Corporation Announces Third Quarter 2015 Results and Declares Common Dividend

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, October 19, 2015 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the quarter ending September 30, 2015, which include the following:

•
For  the  quarter  ended  September  30,  2015,  the  Company  reported  net  income  of $775,000 , or $0.31 per diluted common share. This represents a decrease of $124,000, or $0.04 per diluted common share from the linked quarter ended June 30, 2015 and a decrease of $155,000, or $0.07 per diluted common share, from the quarter ended September 30, 2014. Included in the third quarter results was a $262,000 pre-tax loss on the disposal of a former branch facility. “Quarterly pre-tax income before the branch disposal was $1.33 million and represents the best quarter in our company’s history. Loan growth, improving non-interest income, and credit quality were all positive factors in our operating performance,” said Todd Kanipe, President and CEO. "Currently, we expect loan and deposit growth in our market area to continue as general economic conditions are stable to improving.”

•
For the nine months ended September 30, 2015, net income totaled $2.46 million, or $0.95 per diluted common share. This represents an increase of $102,000, or $0.01 per diluted common share, from the net income of $2.35 million in the first nine months of the previous year.

•
Non-performing assets totaled $1.0 million, or 0.24% of total assets, at September 30, 2015 compared to $2.2 million, or 0.52% of total assets at September 30, 2014, a decrease of
$1.2 million. Non-performing assets decreased $236,000 from the linked quarter ended June 30, 2015.

•
The Company’s net interest margin was 3.84% for the quarter ended September 30, 2015 compared to 3.85% for the linked quarter ended June 30, 2015, and 3.91% for the quarter ended September 30, 2014, a decrease of 1 basis point for the linked quarter and a decrease of 7 basis points from the prior year. The Company’s net interest margin decreased from the linked quarters due to a reduction in the yield on loans, which was 5.04% for the quarter ended September 30, 2015 compared to 5.15% for the quarter ended June 30, 2015 and 5.16% for the quarter ended September 30, 2014.

•
Total loans increased 2.7% to $327.1 million at September 30, 2015 compared to $318.5 million at December 31, 2014. Total deposits increased 6.1% to $362.5 million at September 30, 2015 compared to $341.8 million at December 31, 2014.

•
The Board of Directors declared a cash dividend of $.08 per common share payable November 16, 2015 to shareholders of record as of October 30, 2015, which marks the first common dividend paid by the Corporation since December, 2008.

• Third Quarter 2015 Compared to Second Quarter 2015

•	Net interest income decreased $38,000, or 1.0%, due to a decline in average loan balances for the quarter.

•	Non-interest income increased $14,000, or 1.7%, primarily due to an increase in service charges on deposit accounts of $28,000.

•	Non-interest expense increased $284,000, or 8.7%, compared to the previous quarter, primarily due to the $262,000 loss on disposal of a former branch facility.

• Third Quarter 2015 Compared to Third Quarter 2014

•	Net interest income increased $74,000, or 2.0%, as the volume of earning assets increased from the prior year.

•	Non-interest income increased $76,000, or 9.9%, primarily due to an increase in service charges on deposit accounts of $86,000 due to the introduction of a new consumer deposit transaction account.

•
Non-interest expense increased $389,000, or 12.4%, primarily due to the $262,000 loss on disposal of a former branch facility, and an increase in personnel expenses of $131,000 as a result of normal salary adjustments.

 Balance Sheet at September 30, 2015

•
Total assets increased $11.5 million, or 2.8%, from December 31, 2014 to September 30, 2015 due primarily to a growth in outstanding loans. Average assets year-to-date increased 3.5%, or $14.7 million from September 30, 2014. Average interest earning assets year-to-date increased 4.2%, or $16.1 million, from September 30, 2014.

•
Stockholders’ equity increased $287,000, or 0.7%, from December 31, 2014 to September 30, 2015. On April 15, 2015, the Company repurchased the 254,218 warrants issued in 2008 to the US Treasury as part of its participation in the US Treasury’s Capital Purchase Program. The repurchase price of the warrants was $1.7 million. The tangible common equity ratio declined slightly to 6.36% as of September 30, 2015 compared to 6.45% at December 31, 2014 due to the warrants redemption. Citizens First Bank is categorized as “well capitalized” under regulatory guidelines.

• About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999. The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee. Additional information concerning our products and services is available at  www.citizensfirstbank.com.

• Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel. Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:
	Three Months Ended
	Sept 30	June 30	March 31	Dec 31	Sept 30
	2015	2015	2015	2014	2014
Interest income	$4,415	$4,469	$4,306	$4,370	$4,354
Interest expense	662	678	644	650	675
Net interest income	3,753	3,791	3,662	3,720	3,679

Provision for loan losses	-	120	80	-	-

Non-interest income:
Service charges on deposits	386	358	317	339	300
Other service charges and fees	187	176	135	138	198
Gain on sale of mortgage loans	60	79	31	39	76
Non-deposit brokerage fees	103	87	92	90	67
Lease income	59	70	73	63	76
BOLI income	45	46	45	47	47
Securities gains	-	10	-	21	-
Total	840	826	693	737	764

Non-interest expenses:
Personnel expense	1,650	1,589	1,648	1,606	1,519
Net occupancy expense	495	493	528	483	501
Advertising and public relations	75	123	52	73	74
Professional fees	183	187	164	142	137
Data processing services	262	238	239	242	250
Franchise shares and deposit tax	146	145	146	157	146
FDIC insurance	61	63	59	63	73
Core deposit intangible amortization	18	17	18	82	82
Postage and office supplies	55	52	40	43	54
Other real estate owned expenses	6	29	7	25	10
Loss on branch disposal	262	-	-	-	-
Other	317	310	302	306	295
Total	3,530	3,246	3,203	3,222	3,141

Income before income taxes	1,063	1,251	1,072	1,235	1,302
Provision for income taxes	288	352	290	348	372
Net income	775	899	782	887	930

Dividends on preferred stock	131	130	128	131	131
Net income available for common shareholders	$644	$769	$654	$756	$799
Basic earnings per common share	$0.33	$0.39	$0.33	$0.38	$0.41
Diluted earnings per common share	$0.31	$0.35	$0.29	$0.35	$0.38

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

Three Months Ended

	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014

Average assets	$428,331	$434,003	$428,210	$414,852	$412,761
Average earning assets	396,906	403,814	397,920	384,050	381,471
Average loans	319,053	319,758	321,028	313,888	308,087
Average interest-bearing deposits	321,643	327,010	316,558	298,101	301,378
Average deposits	366,627	370,820	360,240	341,128	343,287
Average borrowed funds	20,696	23,022	26,967	33,366	30,096
Average equity	38,516	38,180	39,029	38,249	37,328
Average common equity	30,857	30,521	31,370	30,590	29,669

Return on average assets	0.72%	0.83%	0.74%	0.85%	0.89%
Return on average equity	7.97%	9.44%	8.13%	9.20%	9.88%

Efficiency ratio	75.43%	69.14%	72.06%	71.19%	69.41%
Non-interest income to average assets	0.78%	0.76%	0.66%	0.70%	0.73%
Non-interest expenses to average assets	3.27%	3.00%	3.03%	3.08%	3.02%
Net overhead to average assets	2.49%	2.24%	2.38%	2.36%	2.28%
Yield on loans	5.04%	5.15%	4.99%	5.06%	5.16%
Yield on investment securities (TE)	2.79%	2.85%	2.88%	2.75%	2.80%
Yield on average earning assets (TE)	4.50%	4.53%	4.48%	4.61%	4.61%
Cost of average interest bearing liabilities	0.77%	0.78%	0.76%	0.78%	0.81%
Net interest margin (TE)	3.84%	3.85%	3.82%	3.94%	3.91%
Number of FTE employees	98	99	95	97	98

Asset Quality Indicators:
Non-performing loans to total loans	0.25%	0.33%	0.38%	0.37%	0.50%
Non-performing assets to total assets	0.24%	0.29%	0.34%	0.33%	0.52%
Allowance for loan losses to total loans	1.53%	1.59%	1.55%	1.53%	1.58%
YTD net charge-offs to average loans, annualized	0.03%	0.06%	0.02%	0.01%	0.01%
YTD net charge-offs	64	102	18	43	25

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	Nine Months Ended

	September 30	September 30
	2015	2014
Interest income	$13,190	$12,765
Interest expense	1,984	2,059
Net interest income	11,206	10,706

Provision for loan losses	200	275

Non-interest income:
Service charges on deposits	1,061	857
Other service charges and fees	498	492
Gain on sale of mortgage loans	170	151
Non-deposit brokerage fees	282	211
Lease income	202	225
BOLI income	136	141
Securities gains	10	74
Total	2,359	2,151

Non-interest expenses:
Personnel expense	4,887	4,532
Occupancy expense	1,516	1,462
Advertising and public relations	250	250
Professional fees	534	439
Data processing services	739	731
Franchise shares and deposit tax	437	437
FDIC insurance	183	224
Core deposit intangible amortization	53	248
Postage and office supplies	147	164
Other real estate owned expenses	42	67
Loss on branch disposal	262	-
Other	929	782
Total	9,979	9,336

Income before income taxes	3,386	3,246
Provision for income taxes	930	892
Net income	2,456	2,354

Dividends on preferred stock	389	390
Net income available for common shareholders	$2,067	$1,964
Basic earnings per common share	$1.05	$1.00
Diluted earnings per common share	$0.95	$0.94

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

	Nine Months Ended

	September 30	September 30
	2015	2014

Average assets	$430,182	$415,487
Average earning assets	399,544	383,470
Average loans	319,940	305,021
Average interest-bearing deposits	321,756	305,465
Average deposits	365,919	346,763
Average borrowings	23,538	30,062
Average equity	38,573	36,685
Average common equity	30,914	28,858

Return on average assets	0.76%	0.76%
Return on average equity	8.51%	8.58%

Efficiency ratio	72.20%	71.63%
Non-interest income to average assets	0.73%	0.69%
Non-interest expenses to average assets	3.10%	3.00%
Net overhead to average assets	2.37%	2.31%
Yield on loans	5.06%	5.14%
Yield on investment securities (TE)	2.85%	2.90%
Yield on average earning assets (TE)	4.50%	4.54%
Cost of average interest bearing liabilities	0.77%	0.82%
Net interest margin (TE)	3.84%	3.82%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	September 30,	December 31,	December 31,
	2015	2014	2013
Cash and due from financial institutions	$11,981	$ 7,962	$ 8,572
Federal funds sold	1,705	3,360	28,490
Available for sale securities	60,068	58,986	51,633
Loans held for sale	155	-	-
Loans	327,150	318,477	295,068
Allowance for loan losses	(5,021)	(4,885)	(4,653)
Premises and equipment, net	9,971	10,758	11,054
Bank owned life insurance (BOLI)	8,129	7,993	7,806
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,597	1,527	1,554
Deferred income taxes	1,517	1,479	2,279
Intangible assets	4,380	4,433	4,762
Other real estate owned	207	198	833
Other assets	417	501	752
Total Assets	$424,281	$412,814	$410,175

Deposits:
Noninterest bearing	$ 46,081	$ 41,975	$ 39,967
Savings, NOW and money market	154,761	148,935	143,602
Time	161,649	150,874	159,382
Total deposits	$362,491	$341,784	$342,951
FHLB advances and other borrowings	15,500	25,500	22,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	233	231	243
Other liabilities	2,322	1,851	1,634
Total Liabilities	385,546	374,366	371,828
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	-	-	3,266
Common stock	25,366	27,072	27,072
Retained earnings	5,440	3,373	653
Accumulated other comprehensive income (loss)	270	344	(303)
Total Stockholders’ Equity	38,735	38,448	38,347
Total Liabilities and Stockholders’ Equity	$424,281	$412,814	$410,175

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	September 30, 2015	December 31, 2014	December 31, 2013
Consolidated Capital Ratios:
Tangible equity ratio (1)	8.18%	8.33%	8.28%
Tangible common equity ratio (1)	6.36%	6.45%	5.59%
Book value per common share	$15.78	$15.64	$13.93
Tangible book value per common share (1)	$13.56	$13.39	$11.51
End of period common share closing price	$12.66	$11.90	$9.86
_____________
(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	September 30, 2015	December 31, 2014	December 31, 2013

Total shareholders’ equity (a)	$38,735	$38,448	$38,348
Less:
Preferred stock	(7,659)	(7,659)	(10,925)
Common equity (b)	31,076	30,789	27,423
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(283)	(336)	(665)
Tangible common equity (c)	26,696	26,356	22,661
Add:
Preferred stock	7,659	7,659	10,925
Tangible equity (d)	$34,355	$34,015	$33,586

Total assets (e)	$424,281	$412,814	$410,175
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(283)	(336)	(665)
Tangible assets (f)	$419,901	$408,381	$405,413
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$15.78	$15.64	$13.93
Tangible book value per common share (c/g)	$13.56	$13.39	$11.51

Total shareholders’ equity to total assets ratio (a/e)	9.13%	9.31%	9.35%
Tangible equity ratio (d/f)	8.18%	8.33%	8.28%
Tangible common equity ratio (c/f)	6.36%	6.45%	5.59%